INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN
The MDU Resources Group, Inc. 401(k) Retirement Plan, (as restated March 1, 2011) (the “Plan”), is hereby further amended as follows, effective as of January 1, 2008, unless otherwise indicated:

1.	By replacing the definition of “Eligible Employee” with the following definition where such definition occurs in Article I of the Plan:
Eligible Employee – An “Eligible Employee” means each regular full-time Employee or part-time Employee scheduled to work at least 1,000 hours a year who is at least 18 years of age and who is actively employed by the Employer, provided, however, that a part-time Employee scheduled to work less than 1,000 hours a year who completes more than 1,000 hours of service within a twelve-month period beginning on the Employee’s employment date or in any subsequent Plan Year shall be an Eligible Employee. Notwithstanding the foregoing, an Employee of an Employer shall not be an Eligible Employee during any time when such Employee is 1) eligible to participate in a retirement plan which is a multi-employer plan as defined in Section 3(37) of ERISA to which the Employer contributes, 2) covered by a collectively bargained unit which has not bargained for the Plan for such Employee, 3) classified as a student or intern as defined by the payroll practices of the Employer, or 4) classified as a Temporary Employee, as defined below, except that Davis-Bacon Employees described in Paragraph G-4 of Supplement G to the Plan who are Temporary Employees will become Eligible Employees upon the completion of one Hour of Service. “Temporary Employee” means an Employee classified as a temporary employee by an Employer and assigned employment status code 5 in the Knife River Corporation payroll system, employment status code 7 in the Montana-Dakota Utilities Co. or WBI Energy, Inc. payroll system, code N in the MDU Construction Services Group, Inc. payroll system, or any successor or equivalent payroll system code. A student, intern, or Temporary Employee who has completed more than 1,000 hours of service within a twelve-month period ending on or before December 31, 2010 shall be an Eligible Employee.
Explanation: This amendment clarifies a temporary employee in the definition of “Eligible Employee” at the request of the Internal Revenue Service.

2.	By replacing the term “Compensation” with the term “Section 415 compensation (as defined in Section 3.7)” where the former term appears in the first sentence of Section 11.2(a) of the Plan.
Explanation: This amendment clarifies that top heavy minimum contributions under the Plan are based on Participants’ compensation under Section 415(c)(3) of the Code.

3.
By replacing the words “must be compensated for 1,000 Hours of Service” with the words “must be credited with 1,000 Hours of Service” where the former words appear in Section D-1-2 Eligibility to Share in the Profit Sharing Feature of Supplement D-1.

Explanation: This amendment clarifies the use of the term “Hours of Service” at the request of the Internal Revenue Service.

4.
Effective as of January 1, 2010, by replacing the words “compensated for at least 1,000 Hours of Service” with the words “credited with at least 1,000 Hours of Service” wherever the former words appear throughout Supplement D-1 through D-7 and the applicable Addendums.

Explanation: This amendment clarifies the use of the term “Hours of Service” at the request of the Internal Revenue Service.

5.
Effective as of January 1, 2010, by replacing the words “compensated for 1,000 Hours of Service” with the words “credited with 1,000 Hours of Service” wherever the former words appear throughout Supplement D-1 through D-7 and the applicable Addendums.

Explanation: This amendment clarifies the use of the term “Hours of Service” at the request of the Internal Revenue Service.

6.	By replacing Section G-10 Contribution Limitation of Supplement G with the following:
G-10    Contribution Limitation. If the annual additions that would otherwise be allocated to a Davis-Bacon Employee’s Accounts would exceed the limitations described in Section 3.7 of the Plan for any Plan Year, any portion of the excess amount that is attributable to contributions made on behalf of the Davis-Bacon Employee with respect to Davis-Bacon Service shall be corrected in accordance with Section 3.7 of the Plan.
Explanation: This amendment clarifies that excess annual additions under Supplement G are corrected in accordance with Section 3.7 of the Plan.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee (“EBC”) on this 25th day of November 2014.

MDU RESOURCES GROUP, INC. EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Doran N. Schwartz
Doran N. Schwartz, Chairman

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